As filed with the Securities and Exchange Commission on December 18, 2024.

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MARYGOLD COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	90-1133909
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

120 Calle Iglesia

Unit B

San Clemente, CA 92672

Telephone: 949.429.5370

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Carolyn M. Yu, Esq.

Chief Legal Officer and Chief Continuity Officer

The Marygold Companies, Inc.

120 Calle Iglesia

Unit B

San Clemente, CA 92672

Telephone: 949.429.5370

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Neil R.E. Carr

Somertons, PLLC

1025 Connecticut Avenue, N.W., Suite 1000

Washington, D.C. 20036

Telephone: 202.459.4651

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒

Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Currently, the registrant has a Registration Statement on Form S-3 (File No. 333-264586), initially filed with the Securities and Exchange Commission (“SEC”) on April 29, 2022, and declared effective by the SEC on May 12, 2022 (“Prior Registration Statement”). Pursuant to the Prior Registration Statement, $100,000,000 of securities were registered, none of which have been sold as of the date hereof, and all of which are being carried forward in this registration statement (“unsold securities”). The aggregate filing fee paid in connection with such unsold securities was $9,270. In accordance with Rule 415(a)(6) under the Securities Act of 1933, as amended (“Securities Act”), (a) the registration fee applicable to such unsold securities is being carried forward to this registration statement and will continue to be applied to such unsold securities, and (b) the offering of the securities pursuant to the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement. This registration statement contains a base prospectus covering the offer, issuance and sale of up to a maximum aggregate offering price of $100,000,00 of the registrant’s common stock, preferred stock, warrants to purchase preferred stock or common stock, and units of securities that may include these securities.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 18, 2024

PRELIMINARY PROSPECTUS

THE MARYGOLD COMPANIES, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time in one or more offerings under this prospectus shares of common stock (“common stock”), preferred stock (“preferred stock”), and warrants to purchase shares of preferred stock or common stock (“warrants”) of The Marygold Companies, Inc., a Nevada corporation (“Marygold,” “Company,” “we,” “our,” or “us”), or any combination of the foregoing, either individually or as units of any one or more of such securities (“units”). We refer to the common stock, preferred stock, warrants and units collectively as “securities.” The aggregate initial offering price of all securities that may be offered and sold under this prospectus will not exceed $100,000,000. This prospectus provides a general description of the securities we may offer and certain other information about us. We may offer the securities in amounts, at prices, and on terms determined at the time of the offering.

We will provide the specific terms of the securities to be offered and the specific manner in which they may be offered in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, together with the documents we incorporate herein by reference, carefully before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. We reserve the sole right to accept and, together with any agents, dealers and underwriters, the right to reject, in whole or in part, any proposed purchase of the securities. If any agent, dealer or underwriter is involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our common stock is listed on the NYSE American under the symbol “MGLD.” The last reported sale price of the common stock on the NYSE American on December 16, 2024, was $1.50 per share.

As of December 16, 2024, the aggregate market value of our common stock held by non-affiliates, or our “public float,” pursuant to General Instruction I.B.6 of the Form S-3 is approximately $13.3 million, which is calculated based on 8,840,779 shares of our common stock outstanding held by non-affiliates and a price of $1.50 per share, the closing price of our common stock on December 16, 2024, as reported on the NYSE American. During the prior 12 calendar month period that ends on and includes the date of this prospectus, we have not offered or sold any of our common stock or other securities pursuant to General Instruction I.B.6 to the Form S-3. Pursuant to General Instruction I.B.6 to the Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with an aggregate market value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is December __, 2024.

You should rely only on the information contained in this prospectus, any prospectus supplement or amendment hereto or any free writing prospectus we furnish to you. We have not authorized anyone to provide you with different information. We may offer to sell, and seek offers to buy, shares of our securities only in jurisdictions where offers and sales are permitted.

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ABOUT THIS PROSPECTUS

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities registered hereby using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $100,000,000. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus provides you with a general description of the securities which may be offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, or update, information contained in this prospectus. You should read both this prospectus, any prospectus supplement, and any free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement, or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate on any date subsequent to the date of this prospectus or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement, or any related free writing prospectus is delivered or securities are sold on a later date.

You should note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless the context otherwise requires, references to “Marygold,” “Company,” “we,” “our,” or “us,” refer to The Marygold Companies, Inc., a Nevada corporation, and its subsidiaries. Our logo, trademarks and service marks are the property of Marygold. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein contain, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act or 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulatory environment and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events, and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or any accompanying prospectus supplement or incorporated herein by reference.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended June 30, 2024, under the headings “Risk Factors” and “Business,” and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, under the heading “Risk Factors,” as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, the accompanying prospectus supplement, including all documents incorporated herein by reference, carefully, especially the “Risk Factors” contained in or incorporated by reference into this prospectus and any accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus and accompanying prospectus supplement, including our Annual Report on Form 10-K for the year ended June 30, 2024, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and our other SEC filings, as well as our consolidated financial statements and related notes and other information incorporated by reference into this prospectus and accompanying prospectus supplement before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus.

Overview of Our Business

The Marygold Companies, Inc., a Nevada corporation (together with its subsidiaries, “Marygold,” “Company,” “we,” “our” or “us”), is a holding company which operates through its wholly owned subsidiaries engaged in certain diverse business activities listed below:

●	Fund Management - USCF Investments, Inc., a Delaware corporation (“USCF Investments”), with corporate headquarters in Walnut Creek, California and its wholly-owned subsidiaries:

○	United States Commodity Funds, LLC, a Delaware limited liability company (“USCF LLC”), and
○	USCF Advisers, LLC, a Delaware limited liability company (“USCF Advisers”). The principal place of business for each of USCF LLC and USCF Advisers is in Walnut Creek, California.

●	Food Products – Gourmet Foods, Ltd., a registered New Zealand company located in Tauranga, New Zealand and its wholly-owned subsidiary, Printstock Products Limited, a registered New Zealand company, with its principal manufacturing facility in Napier, New Zealand.
●	Security Systems – Brigadier Security Systems (2000) Ltd., a Canadian registered corporation, with locations in Regina and Saskatoon, Saskatchewan, Canada.
●	Beauty Products - Kahnalytics, Inc., a California corporation, doing business as “Original Sprout,” located in San Clemente, California.
●	Financial Services – United States and Great Britain:

○	Marygold & Co., a Delaware corporation, based in Denver, Colorado, and its wholly-owned subsidiary, Marygold & Co. Advisory Services, LLC, a Delaware limited liability company, whose principal business office is in New Albany, Ohio;
○	Marygold & Co., (UK) Limited, a private limited company incorporated and registered in England and Wales, whose registered office is in London, England, and its wholly-owned subsidiaries:

■	Marygold & Co. Limited f/k/a Tiger Financial & Asset Management Limited, a company incorporated and registered in England and Wales, whose registered office is in Northampton, England; and
■	Step-By-Step Financial Planners Limited, a company incorporated and registered in England and Wales, whose registered office is in Staffordshire, England.

Human capital and resources are an integral part of our businesses. Our business units employed 116 people located in various parts of the world such as, New Zealand, Canada, Great Britain and the United States as of the fiscal year ended June 30, 2024. This includes all full and part-time employees as well as executives at our corporate headquarters in San Clemente, California. Consistent with our decentralized management philosophy, our operating business units individually establish competitive compensation packages to attract, retain and reward people within their organizations. Given the varied business activities, our business units have policies and practices to address, among other things, maintaining a safe working environment, eliminating workplace harm, both mental and physical, providing various health and retirement benefits, as well as incentives to recognize and reward performance on an individual and company goal performance basis.

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Certain Recent Developments

Recent Note Financing

On September 19, 2024, we entered into a note purchase agreement (“Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (“Holder”), pursuant to which we agreed to issue and sell to Holder a secured promissory note in an initial principal amount of $4,380,000 (“Initial Note”) payable on or before 24 months from the issuance date (“Maturity Date”) and, upon the satisfaction of certain conditions in the Purchase Agreement, up to one additional secured promissory note (“Subsequent Note”) (Initial Note and Subsequent Note, “Notes”). The initial principal amount of the Notes includes an original issue discount of 9% and expenses the Company agreed to pay to the Holder to cover the Holder’s transaction costs. The original issue discount of the Initial Note was $360,000. Interest on the principal amount of the Notes accrues at a rate of 9% per annum. We may pay all or any portion of the amount owed under the Notes earlier than it is due. All payments made under the Notes, including any repayments, are subject to an additional amount payable equal to 6% of the portion of the outstanding balance (including accrued interest) being repaid. The Subsequent Note would have a principal amount of $2,180,000, which will have terms substantially similar to the terms of the Initial Note. The original issue discount on the Subsequent Note, if issued, will be $180,000.

The Purchase Agreement contains certain covenants and agreements, including that we will not pledge or grant any lien or security interest in our or our subsidiaries’ assets without the Holder’s prior written consent and that we will file reports under the Securities Exchange Act timely, and that our shares will continue to be listed or quoted on the NYSE American or Nasdaq. Also, without the Holder’s prior written consent, we may not: issue, incur or guarantee any debt obligations other than trade payables in the ordinary course; issue any security that has conversion rights in which the number of shares varies with the market price of our shares; issue any securities convertible into our shares with a conversion price that varies with the market price of our shares; issue any securities that have a conversion or exercise price subject to a reset due to a change in the market price of our shares or upon the occurrence of certain events related to our business (but excluding certain standard antidilution protection for any reorganization, recapitalization, noncash dividend, stock split or similar transaction); issue any securities pursuant to an equity line of credit, standby equity purchase agreement or similar arrangement. The Purchase Agreement also contains a most favored nations provision that provides we will grant to the Holder the same terms as we offer any subsequent investor in our debt securities and certain arbitration provisions in the event of a claim arising under the Purchase Agreement or other transaction documents.

The Notes contain certain trigger events, including in the event that: (a) we fail to pay any amount when due; (b) a receiver or trustee is appointed with respect to our assets; (c) we become insolvent; (d) we make an assignment for the benefit of creditors; (e) we file a petition under bankruptcy, insolvency or similar laws; (f) an involuntary bankruptcy proceeding is filed against us; (g) a “fundamental transaction” occurs without Holder’s prior written consent: (h) we, USCF or any of the USCF subsidiaries, fail to observe covenants in our agreements with the Holder; (i) we default in observing or performing any covenant in the transaction documents; (j) any representation in the transaction documents is or becomes false or incorrect; (i) we effect a reverse stock split without 20 trading days’ prior written notice to the Holder; (k) any judgment is entered against us for more than $500,000 which remains unstayed for more than 20 days unless consented to by the Holder; (m) our shares cease to be DTC (Depositary Trust Company) eligible; or (n) we breach any covenant or agreement in any other agreement with Holder or in any financing or other agreement that affects our ongoing business operations. A “fundamental transaction” occurs if: we merge with another entity; we dispose of all or substantially all of our assets, we allow more than 50% of our voting shares to be acquired by another person; we enter into a share purchase agreement with a third party that acquires more than 50% of our shares; we recapitalize or reclassify our shares; we transfer a material asset to a subsidiary; we pay a dividend to our stockholders; or any person or group becomes the beneficial owner of 50% of the ordinary voting power of our shares. Upon the occurrence of a trigger event, the Holder may increase the amount outstanding under a Note by 10% for an event described in (a) through (h) above or 5% for an event described in (i) through (n) above (a “default amount”). Alternatively, the Holder may treat the trigger event as an event of default and demand repayment of the Note, subject to a five-day cure period, together with any applicable default amount.

Our obligations under the Note are secured by: (i) a pledge of all the common stock the Company owns in USCF Investments, Inc. and (ii) a security interest in all of the assets of the Company. Further, the Company’s Chief Executive Officer’s trust, Nicholas and Melinda Gerber Living Trust (“Gerber Trust”), provided: (i) a guaranty of the Company’s obligations to the Holder under the Note and (ii) a pledge of all of the common stock of the Company owned by the Gerber Trust.

Beginning on the date that is six months from the issuance date until the applicable Note is paid in full, each month the Holder has the right to require the Company to redeem up to an aggregate of $400,000 with respect to the Initial Note and $200,000 with respect to the Subsequent Note plus any interest accrued thereunder and an exit fee of 6% of the principal amount and accrued interest redeemed. The Company has the right to defer such redemption payments that Holder could otherwise elect to make three times by providing advance written notice to Holder. If Company exercises its deferral right, the outstanding balance automatically increased by 0.85% for each instance that the deferral right is exercised by Company, which cannot be exercised more than once every ninety calendar days.

Pursuant to the terms of the Purchase Agreement, beginning on the date of the issuance and sale of the Note and ending 24 months later, Holder will have the right, but not the obligation, with Company’s prior written consent, to reinvest up to an additional $10,000,000 in the Company on the same terms and conditions as the Notes (structured as two tranches of $5,000,000 each).

The Company engaged Maxim Group LLC to serve as placement agent for the transaction between the Company and Holder in exchange for an aggregate commission equal to 7% of the gross cash proceeds received from the sale of the Notes.

As of September 30, 2024, the note payable balance outstanding, net of the original issue discount and fees paid, was $3.7 million, of which $2.8 million is due within 12 months from September 30, 2024 and the remaining balance of $0.9 million is due prior to September 30, 2026.

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Securities We May Offer

We may offer shares of our common stock, shares of preferred stock, warrants to purchase our preferred stock or common stock, or a combination of the foregoing securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms determined by market conditions at the time of an offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

Currently, we have authorized 900,000,000 shares of common stock, $.001 par value per share (“common stock”). As of December 12, 2024, 40,187,820 shares of our common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying registered shares of preferred stock or warrants to purchase our common stock or as part of a unit. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Preferred Stock

Currently, we have authorized 50,000,000 shares of preferred stock, $.001 par value per share (“preferred stock”), of which 45,000,000 have been designated as Series B Convertible, Voting, Preferred Stock (“Series B Preferred Stock”). As of December 12, 2024, 49,360 shares of Series B Preferred Stock were issued and outstanding. Each outstanding share of Series B Preferred Stock is convertible into 20 shares of our common stock and votes pari passu with holders of our common stock on an “as if converted” basis on all matters presented to our stockholders for a vote and, currently, we do not pay any dividends on our Series B Preferred Stock.

We may offer shares of our preferred stock either alone, underlying warrants, or as part of a unit. Our board of directors has the authority to issue from time to time up to 44,950,640 additional shares of Series B Preferred Stock. Also, our board of directors, within the limitations and restrictions of our articles of incorporation, has the authority to issue from time-to-time up to 5,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series.

Subject to limitations prescribed by law, our board of directors is authorized at any time to: issue one or more additional series of preferred stock; determine the designations for any such series of preferred stock; and determine the number of shares in any series. Our board of directors is also authorized to determine, for each such additional series of preferred stock: whether dividends on that series of preferred stock will be cumulative and, if so, from which date; the dividend rate; the dividend payment date or dates; any conversion provisions applicable to that series of preferred stock; the liquidation preference per share of that series of preferred stock, if any; any redemption or sinking fund provisions applicable to that series of preferred stock; the voting rights of that series of preferred stock, if any; and the terms of any other preferences or special rights applicable to that series of preferred stock. This prospectus contains only general terms and provisions of the preferred stock. The applicable prospectus supplement will describe the terms of the preferred stock being offered thereby. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designations that contains the terms of the preferred stock.

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Warrants

We may offer warrants for the purchase of shares of our preferred stock or common stock. We may issue the warrants by themselves or together with common stock and/or preferred stock. The warrants may be attached to or separate from our common stock or preferred stock. Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors or a committee of the board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the specific terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC.

Units

We may offer units consisting of our common stock, preferred stock, and/or warrants to purchase our preferred stock or common stock in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank, trust company or other agent that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC.

Risks Factors

Investing in our securities involves a high degree of risk. Prior to deciding to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all the other information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. You should also see the risk factors discussed under the heading “Risk Factors” under Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2024, and Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each as amended or supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference in this prospectus and any prospectus supplement related to a specific offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the securities offered.

Corporate Information

We were incorporated in the State of Nevada on April 20, 2005, under the name Concierge Technologies, Inc., and, on March 10, 2022, we changed our name to The Marygold Companies, Inc. Our principal executive offices are located at, and our mailing address is: 120 Calle Iglesia, Unit B. San Clemente, California 92672. Our main telephone number is: 949-429-5370. Our corporate website address is: www.themarygoldcompanies.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to any offering.

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USE OF PROCEEDS

Currently, except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital and general corporate purposes. We may also use the net proceeds to invest in or acquire other businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future capital expenditures, the amount of cash required by our operations, and our expected future revenue growth, if any.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. This description of our capital stock is based upon, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (our “articles of incorporation”), our Amended and Restated By-laws (our “bylaws”), certifications of designations related to our preferred stock, amendments thereto, and applicable provisions of Nevada corporations’ law. You should read our articles of incorporation, certifications of designations related to our preferred stock, amendments to the foregoing, and our bylaws for a more detailed description of our securities.

Authorized Capital Stock

Our authorized capital stock consists of 900,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

General. We are authorized to issue up to 900,000,000 shares of common stock. As of December 12, 2024, 40,187,820 shares of our common stock were issued and outstanding. All the issued and outstanding shares of common stock were fully paid and non-assessable.

Voting Rights. Each holder of common stock is entitled to one non-cumulative vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock may receive a preferential share of our assets before the holders of the common stock receive any assets.

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Other Rights. Holders of the common stock have no right to:

●	convert the stock into any other security
●	have the stock redeemed, or
●	purchase additional stock to maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock and have designated 45,000,000 shares as Series B Preferred Stock. As of December 12, 2024, 49,360 shares of Series B Preferred Stock were issued and outstanding. See “Description of our Capital Stock - Series B Preferred Stock,” below. We may offer shares of our preferred stock either alone or as part of a unit. Our board of directors has the authority to issue from time to time up to 44,950,640 additional shares of Series B Preferred Stock. Also, our board of directors, within the limitations and restrictions of our articles of incorporation, has the authority to issue from time-to-time up to 5,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series.

Our board of directors, within the limitations and restrictions of our articles of incorporation and Nevada law, has the authority to issue from time-to-time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series.

Subject to limitations prescribed by law, our board of directors is authorized at any time to:

●	issue one or more series of preferred stock

●	determine the designations for any series of preferred stock, and

●	determine the number of shares in any series

Our board of directors is also authorized to determine for each series of preferred stock:

●	whether dividends on that series of preferred stock will be cumulative and, if so, from which date

●	the dividend rate

●	the dividend payment date or dates

●	any conversion provisions applicable to that series of preferred stock

●	any antidilution provisions for that series of preferred stock

●	the liquidation preference per share of that series of preferred stock, if any

●	any redemption or sinking fund provisions applicable to that series of preferred stock

●	the voting rights of that series of preferred stock, if any, and

●	the terms of any other preferences or special rights applicable to that series of preferred stock

New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights and by the creation of class or series voting rights. Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the articles of incorporation and can also, in some circumstances, have the effect of delaying or preventing a change in control of Marygold or otherwise adversely affect the rights of holders of outstanding shares of preferred stock and common stock. To the extent permitted by our articles of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

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Series B Preferred Stock

We have designated a series of our Preferred Stock named Series B Convertible, Voting, Preferred Stock consisting of 45,000,000 shares (“Series B Preferred”). Each share of Series B Preferred Stock is convertible into 20 shares of our common stock and, until converted, has 20 votes on all matters brought before the stockholders for a vote. As of the date of this prospectus, there were 49,360 shares of Series B Preferred Stock outstanding that are convertible into 987,200 shares of our common stock.

Options and Restricted Stock Rights

As of December 12, 2024, the following stock options and shares of our common stock issued pursuant to restricted stock grants are issued and outstanding pursuant to our 2021 Omnibus Equity Incentive Plan:

●	640,881 options to purchase our common stock at a weighted average exercise price of $1.35 per share of which 204,760 are fully vested and exercisable, and

●	370,584 shares of restricted stock pursuant to restricted stock grants

Future Issuances of Preferred Stock

New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights and by the creation of class or series voting rights. Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the articles of incorporation and while providing flexibility in connection with possible acquisitions and other corporate purposes, could in some circumstances have the effect of delaying or preventing a change in control of Marygold or otherwise adversely affecting the rights of holders of outstanding shares of preferred stock and common stock. To the extent permitted by our articles of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Morrisville, North Carolina 27560; telephone number: 877.481.4014.

Stock Exchange Listing

Our common stock is listed on the NYSE American under the symbol “MGLD”.

This foregoing description of our capital stock is based upon, and qualified in its entirety by reference to, our amended and restated articles of incorporation, certificates of designations for our preferred stock, amendments to the foregoing, and our amended and restated bylaws and applicable provisions of Nevada law. You should read our articles of incorporation, certificates of designations for our preferred stock, amendments to the foregoing, and our bylaws for a more detailed description of our securities.

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Applicable Anti-Takeover Law

The following is a summary of the provisions of our articles of incorporation, certificates of designations for our preferred stock, amendments to the foregoing, and our bylaws that could have the effect of delaying or preventing a change in control of our company. The following description is only a summary, and it is qualified by reference to our articles of incorporation, certificates of designations for our preferred stock, amendments to the foregoing, and our bylaws and relevant provisions of the Nevada Revised Statutes.

Board of Directors Vacancies

Our bylaws provide that only our board of directors may fill a vacancy arising from the death, resignation, disqualification or removal from office of any director, or otherwise, or if a new vacancy is created by an increase in the number of directors and such a director shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is duly elected and qualified. However, the board of directors may only fill a vacancy on the board of directors resulting from removal by the stockholders of a director if the stockholders fail to fill such vacancy at the meeting of the stockholders at which (or by the same written consent of the stockholders by which) stockholders voted to remove the director, such vacancy to be filled by the same vote of the stockholders as required to elect a director at an annual meeting of the stockholders.

The number of directors constituting our board of directors may be set only by the resolution of the majority of the incumbent directors to consist of not less than one (1) director and no more than 12.

Director Removal by Stockholders

A director may be removed from office, without assignment of any reason, by a vote of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote, or by not less than two-thirds of the class or series of stock that elected the director or director to be removed.

Enhanced Director Vote

At meetings of our board of directors, any director who does not own our shares of common stock or preferred stock is entitled to one (1) vote on matters presented to our board of directors. A director who owns our shares of common stock and/or preferred stock is entitled to cast a number of votes on matters presented to our board of directors equal to the product of (x) multiplied by (y), where: (x) is the percentage determined by dividing (A) the number of shares of common stock and preferred stock beneficially owned by such director (or any “group” of which such director is a member, as defined by Section 13(d) of the Securities Exchange Act, and the rules thereunder), on an as-converted, fully diluted basis, by (B) the number of issued and outstanding shares of our common stock and preferred stock, on an as-converted, fully diluted basis; and (y) is the total number of votes a director may cast at a board meeting. Such enhanced director voting right is suspended during any period in which (i) we are required to have a board comprised of a majority of directors that are “independent” as defined under the rules of a national securities exchange on which our shares are traded or (ii) such voting rights are prohibited under any law or regulation applicable to us, including the listing standards of any national securities exchange applicable to us in which event a director shall have one vote on matters brought before the board of directors. Pursuant to a voting agreement, dated January 27, 2015, between the Nicholas and Melinda Gerber Living Trust (“Gerber Trust”), of which Nicholas D. Gerber is a trustee, and the Schoenberger Family Trust (Schoenberger Trust”), of which Mr. Schoenberger is a trustee, the Gerber Trust and Schoenberger Trust have agreed to vote all shares of voting securities owned by them or subsequently acquired to elect Mr. Gerber and Mr. Schoenberger or their respective designees to the board of directors, to elect five other board designees mutually agreed upon by them, and to elect additional directors nominated pursuant to our bylaws and articles of incorporation. As of the date of this prospectus, the Gerber Trust and Schoenberger Trust own approximately 56% of our voting stock. Accordingly, through their respective trusts, Mr. Gerber and Mr. Schoenberger represent over 50% of the voting stock with respect to matters that may have a material impact on our strategy and shareholder rights. Because more than 50% of the combined voting power of all our outstanding voting stock is beneficially owned by Mr. Gerber, our CEO and a director, and Mr. Schoenberger, a director, we are deemed a “controlled company” as defined in Section 801(a) of the NYSE American Company Guide. As such, we are excepted from certain NYSE American rules requiring our board of directors to have a majority of independent directors, a compensation committee composed entirely of independent directors, and a nominating and governance committee composed entirely of independent directors.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called by our board of directors, the chairman of our board of directors, or by our president, and shall be called by the president or secretary at the written request of the holders of fifteen percent (15%) or more of the shares then outstanding and entitled to vote, or as otherwise required by law.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders who wish to present a business proposal at a meeting of stockholders called by a stockholder are required to give timely notice thereof in writing to the Secretary of the Company. Such notice must be received at our principal executive offices not less than 120 days before the date our proxy statement is released to stockholders in connection with the previous year’s annual meeting or as otherwise provided in our proxy materials for the most recent meeting of stockholders. However, if we did not hold an annual meeting in the previous year, or if the date of the current annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on our books, of the stockholder proposing such business, the class and number of our shares which are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

Stockholders who wish to nominate a person for election as a director at a meeting of stockholders are required to give timely notice in writing to the Secretary of the Company. To be timely, such notice must be delivered to or mailed and received at our principal executive offices not less than 45 days or more than 75 days prior to the date on which we first mailed our proxy materials in connection with our previous year’s annual meeting (or the date on which we mail our proxy materials for the current year if during the prior year we did not hold an annual meeting or if the date of the annual meeting was changed by more than 30 days from the prior year) or as otherwise provided in the proxy statement for the prior year’s meeting at which directors were elected. Such stockholder’s notice shall set forth: as to each person whom the stockholder proposes to nominate for election or re-election as a director, the name, age, business address and residence address of the person, the principal occupation or employment of the person, the class and number of our shares which are beneficially owned by the person, the reasons why such person is qualified to serve as a director, and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act; and as to the stockholder giving the notice: the name and record address of the stockholder, and the class and number of our shares beneficially owned by the stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans, subject to any requirement or limitation under the rules of any stock exchange or over the counter market on which our shares are then listed or quoted. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer from time to time under this prospectus, which may consist of warrants to purchase preferred stock or common stock and may be issued in one or more series. Warrants may be offered independently or together with common stock and preferred stock offered by any prospectus supplement and may be attached to or separate from those securities and may be offered as part of units of securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the specific terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC or as otherwise permitted under SEC rules, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants. The warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

The terms of each issue of warrants and the warrant agreement relating to the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants

●	the initial offering price

●	the exercise price

●	the currency in which the warrants may be purchased

●	the aggregate number of warrants and the aggregate number of shares of preferred stock or common stock purchasable upon exercise of the warrants

●	if applicable, the terms of the equity securities with which the warrants are issued, and the number of warrants issued with each equity security

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire

●	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time

●	anti-dilution provisions of the warrants, if any

●	redemption or call provisions, if any, applicable to the warrants

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●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants

●	the manner in which the warrant agreements and warrants may be modified

●	United States federal income tax consequences of holding or exercising the warrants, and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, receive dividends, or receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants. Until any warrants to purchase common stock are exercised, the holder of the warrants will not have any rights of holders of preferred stock or common stock that can be purchased upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant agent as applicable.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

If selected, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC or as otherwise permitted under SEC rules, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately

●	any provisions of the governing unit agreement that differ from those described below, and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

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PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors

●	to or through underwriters, brokers or dealers

●	negotiated transactions

●	block trades

●	directly to investors

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NYSE American or sales made through a market maker other than on an exchange or other similar offerings through sales agents, or

●	otherwise through any other method permitted by applicable law or through a combination of any of these methods of sale

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices which may be changed

●	at market prices prevailing at the time of sale

●	at prices related to such prevailing market prices, or

●	at negotiated prices

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents, brokers or dealers, or underwriters

●	the purchase price of the securities being offered and the proceeds we will receive from the sale

●	any over-allotment options under which underwriters may purchase additional securities from us

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation

●	any public offering price

●	any discounts or concessions allowed or re-allowed or paid to dealers, and

●	any securities exchanges or markets on which such securities may be listed

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

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If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the securities offered will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters’ options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through the agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may engage in “at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

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To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include overallotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE American. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Somertons, PLLP, Washington, D.C. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Marygold Companies, Inc. as of June 30, 2024 and 2023, and for each of the two years in the period ended June 30, 2024, incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.themarygoldcompanies.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

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INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is part of this prospectus. Information contained in this prospectus and information we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information.

We incorporate by reference the documents listed below and any future filings we make after the date of the initial filing of the registration statement of which this prospectus and any prospectus supplement is a part with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of the securities covered by this prospectus is completed or terminated:

●	Our Annual Report on Form 10-K for the year ended June 30, 2024, filed with the SEC on September 18, 2024

●	Our Current Report on Form 8-K filed with the SEC on September 24, 2024

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 8, 2024

●	Our Current Report on Form 8-K filed with the SEC on November 12, 2024

●	Our definitive Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on September 23, 2024

●	Description of our securities contained in our Form 8A/A filed with the SEC on March 8, 2022

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, at no cost, by writing to or telephoning: Secretary, The Marygold Companies, Inc., 120 Calle Iglesias, Unite B, San Clemente, California 92672, or by telephone at: 949.429.5370.

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THE MARYGOLD COMPANIES, INC.

Up to $100,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

December __, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses to be incurred by the Company in connection with the registration of the securities subject of this registration statement, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	$9,270
Registrant’s Counsel Fees and Expenses	(1)
FINRA Filing Fee	(1)
Accountants’ Fees and Expenses	(1)
Printing and Miscellaneous Expenses	(1)
Estimated Total (1)	$9,270

(1)	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of securities and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a manager of a limited liability company against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person, among other things, acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to Section 78.751(2) of the Nevada Revised Statutes, may be made by the corporation only as authorized in each specific case upon a determination that the indemnification of a director, officer, employee or agent of a corporation is proper under the circumstances. The determination must be made by: the stockholders; the board of directors, by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or independent legal counsel, in a written opinion, if: either (a) a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; or (b) a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

Section 78.751(1) of the Nevada Revised Statutes provides that a corporation shall indemnify any person who is a director, officer, employee or agent against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorney’s fees to the extent that the person is successful on the merits or otherwise in defense of (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (b) any claim, issue or matter therein.

Section 78.751(2) of the Nevada Revised Statutes provides that unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The articles of incorporation, the bylaws or an agreement made by the corporation may require the corporation to pay such expenses upon receipt of such an undertaking. The foregoing does not affect any rights to the advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

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Section 78.751(3) of the Nevada Revised Statutes provides that the indemnification pursuant to Section 78.751 and Section 78.7502 and the advancement of expenses authorized in or ordered by a court pursuant to Section 78.751: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses made pursuant to Section 78.751(2), may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action, and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.751(5) of the Nevada Revised Statutes provides that a right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Section 5.1 of our Amended and Restated Bylaws provides that the Company has the power to indemnify any person made a party to any action, suit or proceeding, by reason of the fact that such person, his or her testator or intestate representative is or was a director, officer or employee of the Company, or of any company in which he or she served as such at the request of the Company, for acts that the person reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful, against reasonable expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which such person shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for breach of his or her duties to the Company or its stockholders where such breach involves intentional misconduct, fraud or knowing violation of law. Such indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of the foregoing. The amount of indemnity to which any officer or any director may be entitled shall be fixed by the members of the board of directors not a party to such action, suit or proceeding, except that in any case where there is no such disinterested majority of the board of directors available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

The indemnification provisions contained in our Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain insurance on behalf of our directors and executive officers that insures them against any liability or claim asserted against them in their capacities as directors or officers or arising out of such status.

These indemnification provisions may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement or advancement of expenses incurred, arising under the Securities Act.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

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Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Incorporated Herein by Reference From
Exhibit No.	Exhibit Description	Form	Filing Date	Filed Herewith

3.1	Amended and Restated Articles of Incorporation of Concierge Technologies, Inc.			X

3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation, dated March 7, 2022	Exhibit 3.1 to Form 8-K	3/7/22	X

3.3	Amended and Restated Bylaws			X

4.1	Specimen Stock Certificate for shares of common stock			X

4.2	Description of Securities	Form 8A/A	3/8/22

4.3	Form of Warrant*

4.3	Form of Warrant Agreement*

4.4	Form of Unit Agreement*

5.1	Legal Opinion and Consent of Somertons, PLLC			X

23.1	Consent of BPM LLP, independent registered public accounting firm			X

23.2	Consent of Somertons, PLLC, included in Exhibit 5.1			X

24.1	Power of Attorney of certain directors and officers of the Registrant (included on signature page of this Registration Statement)

107.1	Calculation of Filing Fee Table			X

* To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in such document immediately prior to such effective date; or

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(6)	That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on December 18, 2024.

THE MARYGOLD COMPANIES, INC.

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Neibert and Carolyn M. Yu, or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas D. Gerber	Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)	December 18, 2024
Nicholas D. Gerber

/s/ David W. Neibert	Chief Operating Officer and Director	December 18, 2024
David W. Neibert

/s/ Scott Schoenberger	Director	December 18, 2024
Scott Schoenberger

/s/ James Alexander	Director	December 18, 2024
James Alexander

/s/ Matt Gonzalez	Director	December 18, 2024
Matt Gonzalez

/s/ Erin Grogan	Director	December 18, 2024
Erin Grogan

/s/ Joya Delgado Harris	Director	December 18, 2024
Joya Delgado Harris

/s/ Derek Mullins	Director	December 18, 2024
Derek Mullins

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